Exhibit 5.1

Opinion and Consent of Paul, Hastings, Janofsky & Walker LLP

June 22, 2011

Rainmaker Systems, Inc.

900 East Hamilton Ave Suite 400

Campbell, CA 95008

Ladies and Gentleman:

We have acted as counsel to Rainmaker Systems, Inc., a Delaware corporation (the “Company”), in connection with (a) the execution and delivery by the Company of (i) that certain Placement Agent Agreement, dated as of June 22, 2011 (the “Placement Agreement”), between the Company and Merriman Capital, Inc. (the “Placement Agent”) and (ii) those certain Subscription Agreements, each dated as of June 22, 2011, between the Company and the investors identified therein (each an “Investor” and, collectively, the “Investors”), and (b) the issuance and sale by the Company to the Investors pursuant to the Subscription Agreements of (i) up to an aggregate of 3,675,182 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (b) warrants to purchase up to 1,470,078 shares of Common Stock (the “Warrants”). The shares of Common Stock issuable upon exercise of the Warrants (without regard to any adjustment thereof under Section 7 of the Warrants) are herein referred to as the “Warrant Shares.”

The Shares, the Warrants and the Warrant Shares are the subject of a Registration Statement on Form S-3 (the “Registration Statement”) which was filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 28, 2011 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and amended on February 18, 2011, which Registration Statement includes a prospectus dated January 28, 2011, as supplemented by a prospectus supplement dated June 22, 2011, relating to the offer and sale of the Shares, the Warrants and the Warrant Shares (the prospectus as so supplemented, the “Prospectus”).

As such counsel and for purposes of our opinions set forth herein, we have examined originals or copies of such documents, resolutions, certificates and instruments of the Company as we have deemed necessary or appropriate as a basis for the opinions set forth below, including, without limitation, the following: (i) the Company’s certificate of incorporation and bylaws, each as amended through the date hereof, as certified by the Secretary of the Company, (ii) the Registration Statement and Prospectus, (iii) the Placement Agreement, (iv) the form of Subscription Agreements, (v) the form of Warrants and (vi) resolutions adopted by the Board of Directors of the Company on June 20, 2011, relating to the execution and delivery of, and performance by the Company of its obligations under, the Placement Agreement, the Subscription Agreements and the Warrants and the issuance of the Shares.

In addition, we have reviewed certificates of public officials, statutes, records and such other instruments and documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination of the foregoing, we have assumed, without independent investigation: (i) the genuineness of all signatures and the authority of all persons or entities signing all documents examined by us; (ii) the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete original documents of all documents submitted to us as certified, conformed or photostatic copies; (iii) the authenticity and completeness of the originals of such latter documents; (iv) the legal capacity of all individuals executing documents; (v) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto; (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion letter are true, correct and complete; and (viii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to questions of fact material to this opinion letter, we have relied, without independent investigation or verification, upon representations and certificates or comparable documents of officers and representatives of the Company.

Rainmaker Systems, Inc.

With your consent, we have assumed that (i) the choice of the internal laws of the State of New York to govern the Warrants is legally enforceable, and (ii) the Warrants will constitute valid and binding obligations of the parties thereto other than the Company, enforceable against such parties in accordance with their respective terms.

We also have assumed that the execution, delivery and performance of the Warrants will not (i) violate any applicable law, rule or regulation to which the Company is subject, (ii) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties, or (iii) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company.

We have further assumed that the Shares, the Warrants and the Warrant Shares will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities or blue sky laws of various states, as applicable.

Based upon and in reliance on the foregoing, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinions:

1.	The Shares have been duly authorized by all necessary corporate action on the part of the Company, and when issued and paid for in the manner contemplated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board of Directors of the Company, such Shares will be validly issued, fully paid and nonassessable.

2.	The Warrants have been duly authorized by all necessary corporate action on the part of the Company, and when issued and paid for in the manner contemplated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board of Directors of the Company, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	The Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company, and when issued and paid for upon exercise of the Warrants in accordance with the terms of the Warrants, such Warrant Shares will be validly issued, fully paid and nonassessable.

The opinions in opinion paragraph 2 with respect to the enforceability of the Warrants are limited by the effect of: (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law or principles affecting creditors’ rights generally, including without limitation, fraudulent transfer or fraudulent conveyance laws; (b) public policy considerations, statutes or court decisions which may limit rights to obtain exculpation, indemnification or contribution; and (c) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

We are members of the Bar of the State of California and the Bar of the State of New York and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning the laws of any jurisdiction other than laws of the State of California, the State of New York and the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws, as currently in effect.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

We consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K incorporated by reference in the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

This opinion letter has been prepared for your use solely in connection with the Registration Statement and may not be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written

Rainmaker Systems, Inc.

consent. This opinion letter speaks as of the date hereof. We assume no obligation to advise you or any other person with regard to any change in the circumstances or the law after the date hereof that may bear on the matters set forth herein even though the change may affect the legal analysis, legal conclusion or other matters in this opinion letter.

Very truly yours,

/s/    Paul, Hastings, Janofsky & Walker LLP